VBI Press Release

VBI Vaccines Reports Data from Part A of the Ongoing Phase 1/2a Study of VBI-1901 in Recurrent Glioblastoma (GBM) Patients at ASCO 2019

● Well tolerated at all doses with no safety signals

● Three patients in high dose (10 µg) cohort showed evidence of stable disease by MRI

● 10 µg dose selected for Part B of the study, which is expected to initiate enrollment mid-year 2019

CAMBRIDGE, Mass. (June 4, 2019) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, presented a poster on Sunday, June 2, 2019, at the American Society of Clinical Oncology (ASCO) Annual Meeting that exhibited expanded clinical data from Part A of the Phase 1/2a study of VBI-1901 in recurrent Glioblastoma (GBM) patients.

The poster presented data on a total of 18 patients enrolled in Part A of the study, which was a multi-center, open-label, dose-escalation study across three dose cohorts of VBI’s vaccine immunotherapeutic, VBI-1901 – 0.4 µg, 2.0 µg, and 10.0 µg. Part A was designed to evaluate the safety and tolerability of VBI-1901, and to define the optimal immunogenic dose level to test in the Part B extension phase of the study, which is expected to initiate enrollment mid-year 2019. Part B of the trial will further assess immunologic responses and potential correlations with tumor and clinical responses.

Andrew B. Lassman, M.D., Chief of Neuro-oncology at Columbia University Irving Medical Center and Associate Director for Clinical Infrastructure at Herbert Irving Comprehensive Cancer Center, and principal investigator of the study commented, “Though early, the data we’ve seen to-date in this Phase 1/2a study of VBI-1901 are intriguing, yet of course require confirmation in later phase and additional trials. The patients in this study, and more generally in the recurrent GBM setting, are immunocompromised and have very few effective treatment options available to them. Any treatment that could demonstrate even some benefit would be incredibly meaningful for these patients and their families. I look forward to seeing additional data from Part B of the study.”

Highlights from Poster Presentation (Poster #237, Abstract #2048)

●	Safety:

○	The vaccine immunotherapeutic was well-tolerated at all doses, with no safety signals observed
○	Grade 2, 3, or 4 adverse events occurred in 66%, 22%, and 11% of participants, respectively – none were related to the vaccine immunotherapeutic

●	Immunogenicity and Tumor/Clinical Responses:

○	Six (6) patients immunologically responded to VBI-1901, with evidence of robust boosting of cytomegalovirus (CMV)-specific immune responses against both glycoprotein B (gB) and pp65 antigens.
○	Median progression-free survival (PFS) was longer among responders (14.5 weeks) vs. non-responders (6 weeks).
○	Three out of six (3/6) patients in the high-dose, 10 µg, cohort had evidence of stable disease (SD) by magnetic resonance imaging (MRI), compared to one out of six (1/6) in the low-dose cohort and zero out of six (0/6) in the intermediate-dose cohort.

“The tumor responses seen in three of the six patients in the high-dose cohort are promising, with all three having immunologic responses to VBI-1901 as well,” said David E. Anderson, Ph.D., VBI’s Chief Scientific Officer. “In Part B of the study, we are narrowing the enrollment criteria to ensure a more homogenous patient population that may better assess the potential correlation between immunogenicity and tumor and clinical responses to VBI-1901. Enrollment of 10 patients in Part B, all first-recurrent GBM patients, is expected to initiate mid-year this year, 2019.”

The full poster can be viewed on the “Events/Presentations” page in the Investor Section of the VBI Vaccines website.

VBI Press Release

About the Phase 1/2a Study Design

VBI’s two-part Phase 1/2a study is a multi-center, open-label, dose-escalation study of VBI-1901 in up to 28 patients with recurrent GBM:

●	Part A: Dose-escalation phase to define the safety, tolerability, and optimal dose level of VBI-1901 in recurrent GBM patients. This phase enrolled 18 patients across three dose cohorts.
●	Part B: A subsequent extension of the optimal dose level, as defined in the dose escalation phase. This phase is expected to enroll an expanded cohort of approximately 10 additional patients.

VBI-1901 is administered intradermally and is adjuvanted with granulocyte-macrophage colony-stimulating factor (GM-CSF), a potent adjuvant that mobilizes dendritic cell function. Patients in both phases of the study will receive the vaccine immunotherapeutic every four weeks until tumor progression.

Additional information, including a detailed description of the study design, eligibility criteria, and investigator sites, is available at ClinicalTrials.gov using identifier NCT03382977.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 study in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP vaccine candidates include a prophylactic CMV vaccine candidate and a glioblastoma (GBM) vaccine immunotherapeutic candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Press Release

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